                                                                   EXHIBIT 99(6)


                              STANDSTILL AGREEMENT

       THIS STANDSTILL AGREEMENT ("Standstill Agreement") is made and entered into effective as of November 21, 1996 by and among SEARCH CAPITAL GROUP, INC., a Delaware corporation ("Search"), CRAIG HALL ("Hall"), LARRY LEVEY ("Levey"), HALL FINANCIAL GROUP, INC. ("HFG"), a Delaware corporation, PHOENIX/INWOOD CORPORATION ("PIC"), a Texas corporation, and HALL PHOENIX/INWOOD, LTD. ("HPI"), a Texas limited partnership. (Hall, Levey, HFG, PIC, and HPI are sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder").

                                    RECITALS

       WHEREAS, the Stockholders own, either jointly or severally, some or all of the "Stockholder Search Securities" (as defined below)

       WHEREAS, certain disputes have arisen between Search and the Stockholders and certain lawsuits have been filed regarding such disputes in both Delaware and Texas.

       WHEREAS, Search and the Stockholders have agreed to resolve such disputes and lawsuits as more fully set forth in that certain Compromise and Settlement Agreement dated November ___, 1996 ("Settlement Agreement") by and among Search and the Stockholders.

       WHEREAS, pursuant to the Settlement Agreement, Search and the Stockholders have agreed to enter into this Standstill Agreement on the terms and conditions below.

       NOW, THEREFORE, in consideration of the foregoing recitals, and the covenants, payments of money or other consideration, and agreements set forth below, the receipt and sufficiency of which is hereby acknowledged and agreed to, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used in this Standstill Agreement shall have the meaning set forth in the Settlement Agreement except for the capitalized terms specifically set forth below:

       a. "Effective Date" means the date upon which this Agreement has been fully signed by all of the parties hereto as noted below under the parties' respective signatures.





Search-Hall Standstill Agreement       -1-

       b. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules promulgated thereunder as in effect on the Effective Date.

       c.     "Group"  has the same meaning as the term "group" set forth in
       Section 13(d)(3) of the Exchange Act.

       d. "Person" means any individual, firm, corporation, partnership or other entity, including without limitation, any "person" or "group" within the meaning of Section 13(d) under the Exchange Act.

       e. "Search Affiliate" means each "affiliate" or "associate" of Search (as such terms are defined in Rule 12b-2 under the Exchange Act as of the Effective Date), whether or not such Person is such an Affiliate as of the Effective Date, and each officer, director, employee, shareholder, consultant, agent, representative, successor and assign, of either Search or any Search Affiliate; excluding, however, the Stockholders and any Stockholder Affiliate.

       f. "Search Securities" means all common stock, preferred stock, options, warrants, notes, and debentures (whether senior or subordinated, secured or unsecured, convertible or nonconvertible), and any other securities, which have been issued prior to the Effective Date and/or which are issued during the Standstill Period, by Search or any member of the Search Group.

       g. "Standstill Period" means the period of time beginning with the Effective Date and ending on the earlier of (i) the fifth (5th) anniversary of the Effective Date or (ii) an Event of Default on the Subordinated Note.

       h. "Stockholder Affiliate" means each "affiliate" or "associate" of a Stockholder (as such terms are defined in Rule 12b-2 under the Exchange Act as of the Effective Date), whether or not such Person is such an Affiliate as of the Effective Date, and each officer, director, employee, shareholder, consultant, agent, representative, successor and assign, of either a Stockholder or any Stockholder Affiliate; excluding, however, Search and any Search Affiliate.

       i. "Stockholder Documents" means any and all agreements, contracts or other arrangements to which a Stockholder and/or a Stockholder Affiliate is a party along with Search and/or a Search Affiliate.





Search-Hall Standstill Agreement       -2-

       j. "Stockholder Search Securities" means all Search Securities owned, possessed, or acquired by all of the Stockholders and/or any Stockholder Affiliate prior to the Effective Date.

2. STANDSTILL COVENANTS OF STOCKHOLDERS. During the Standstill Period, the Stockholders jointly and severally covenant that the Stockholders shall not, and the Stockholders shall cause each Stockholder Affiliate (and each such Affiliate's own affiliates and associates), not to:

       a. No Acquisition of Securities: acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, alone or in concert with any other Person, by purchase, exchange, gift or otherwise, any Search Securities or direct or indirect rights, warrants or options to acquire (through purchase, exchange, conversion or otherwise) any Search Securities, or any securities issued in connection with any merger, consolidation, sale of assets, combination or otherwise to which Search or any Search Affiliate is a party.

       b. No Proxy Solicitation: (i) make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act, as in effect on the Effective
       Date) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Search or any Search Affiliate; or (ii) seek to advise or influence any Person with respect to the voting of any Search Securities, or (iii) initiate, propose or otherwise solicit Search Securities holders for the approval of one or more stockholders or other securities holders proposals or induce or attempt to induce any other Person to initiate any stockholder or other securities holder proposal.

       c. No Formation of a Group; No Influence: take any action, alone or in concert with any other Person, to (i) form, join or in any way participate in a Group with respect to any of the Search Securities;
       (ii) acquire or affect the control of Search or any Search Affiliate;
       (iii) control or influence the management, Board of Directors, policies or affairs of Search or any Search Affiliate; or (iv) participate in or encourage any Persons to take any action which is prohibited to be taken by the Stockholders or any Stockholder Affiliate pursuant to this Standstill Agreement.





Search-Hall Standstill Agreement       -3-

       d. No Statements: except (i) with respect to the letter approved as part of the Settlement Agreement, and (ii) for Stockholder(s) referring people to Search or the press release mentioned in the Settlement Agreement, make any statement or proposal, whether written or oral, alone or in concert with any other Person, to the Board of Directors of Search or any Search Affiliate, to any director or officer of Search or any Search Affiliate, to any shareholder, noteholder, securities holder or creditor of Search or any Search Affiliate, or otherwise make any public announcement or proposal whatsoever with respect to Search or any Search Affiliate, including but not limited to a merger or other business combination, sale or transfer of assets, liquidation or other corporate transaction by Search or any Search Affiliate.

       e. No Shopping: alone, or in concert with any other Person, solicit, encourage, entertain or discuss with any Person, any proposal with respect to Search or any Search Affiliate, including but not limited to, a business combination or other transaction with, or a change of control of, Search or any Search Affiliate.

       f. No Tender Offers: make, solicit, encourage, discuss or participate in, alone or in concert with any other Person, a tender offer for or exchange for any Search Securities.

       g. No Asset Acquisition Offers: acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with other Person, by purchase, exchange or otherwise (i) all or a substantial portion of the assets, tangible and/or intangible, of Search and/or any Search Affiliate, or (ii) direct or indirect rights, warrants or options to acquire any assets of Search and/or any Search Affiliate.

       h. No Financing: arrange, or in any way participate in or encourage, directly or indirectly, alone or in concert with any other Person, any financing for the purchase, exchange, acquisition or transfer of any assets of Search or any Search Affiliate or any of the Search Securities.

       i. No Call of Meeting: alone or in concert with any other Person (i) call, or seek to call, any meeting of Search's shareholders, noteholders, securities holders and/or other creditors, or (ii) in connection with such meeting make any request to examine, copy or make extracts from any of Search's books, records, or list of shareholders.





Search-Hall Standstill Agreement       -4-

       j. No Announcement: announce an intention to do, or enter into any agreement, arrangement or understanding with any other Person to do, any of the actions restricted or prohibited under this Section 2, including but not limited to (i) announcing a change in their intent, purpose, plans or proposals with respect to either Search, any Search Affiliate or any of the Search Securities; or (ii) proposing any amendment to or termination of any of the terms of the Settlement Agreement or any of the terms of any agreement contemplated by the Settlement Agreement, including but not limited to this Standstill Agreement, except for final Exchange Act Section 13(d) filings regarding the transfer of the Stockholder Search Securities by the Stockholders to Search.

       k. No Creditor Actions; Bankruptcy: alone, or in concert with any other Person, (i) communicate with any of Search's creditors regarding Search or any Search Affiliate; (ii) file, or initiate the filing of any bankruptcy petition against Search or any Search Affiliate; or (iii) take any other action which has a material negative effect on Search's financial condition.

3. COVENANT NOT TO SUE. During the Standstill Period, the Stockholders jointly and severally covenant that the Stockholders shall not, and the Stockholders shall cause each Stockholder Affiliate (and each such Affiliate's own affiliates and associates), not to, encourage, commence or participate in any action, lawsuit, or any other legal proceeding against Search or any Search Affiliates.

4.     NO PUBLIC STATEMENTS.

       a. By Stockholders. During the Standstill Period, the Stockholders jointly and severally covenant that the Stockholders shall not, and the Stockholders shall cause each Stockholder Affiliate (and each such Affiliate's own affiliates and associates), not to, make any public statements about Search or any Search Affiliate.

       b. By Search. During the Standstill Period, Search covenants that Search shall not, and Search shall cause each Search Affiliate (and each such Affiliate's own affiliates and associates), not to, make any public statements about the Stockholders or any Stockholder Affiliate.

5. SPECIFIC PERFORMANCE. Search will be entitled to an injunction to prevent a breach of the provisions of the Standstill Agreement and to specific enforcement of its terms. The Stockholders consent, and shall cause the Stockholder





Search-Hall Standstill Agreement       -5-

Affiliates to consent, to personal jurisdiction in any action brought in the United States District Court for the Northern District of Texas or in any court of the State of Texas having subject matter jurisdiction and to service of process upon them.

6. NO ASSIGNMENT. The Stockholders represent and warrant that they have not sold, gifted or transferred in any other manner any Search Securities.

7. CHOICE OF LAW. Search and Stockholders agree that this Standstill Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

8. PARTIAL INVALIDITY. Should any of the parts, terms, clauses or provisions of this Standstill Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, clauses and provisions shall not be affected thereby and said invalid or illegal part, term, clause or provision shall be deemed not to be a part of the Standstill Agreement.

9. MERGER. This Standstill Agreement supersedes all previous negotiations, representations and discussions by the parties hereto concerning the subject matter hereof, and integrates the whole of all of their agreements and understanding concerning the subject matter hereof. No oral representations or undertakings concerning the subject matter hereof shall operate to amend, supersede, or replace any of the terms or conditions set forth in this Standstill Agreement.

10. AMENDMENT. This Standstill Agreement may only be amended in writing signed by authorized representatives of all the parties hereto. This Agreement cannot be changed or terminated orally.

11. BINDING ON SUCCESSORS. This Standstill Agreement shall be binding upon and shall inure to the benefit of the parties and their representatives, heirs, successors, and assigns.

12. ADDITIONAL REMEDIES. In addition to any other remedies available to Search at law or equity if this Standstill Agreement is breached by a Stockholder or Stockholder Affiliate, the parties hereto agree as follows:

       a. Transfer of Securities. If, at any time or from time to time during the Standstill Period, any Stockholder or Stockholder Affiliate violates Section 2.a of this Standstill Agreement, Search shall have the right to (i) purchase all Search Securities acquired and still held by any and all Stockholders and/or Stockholder Affiliates for





Search-Hall Standstill Agreement       -6-
       the price of One Dollar ($1.00) and (ii) direct the Search's securities transfer agent to transfer all such Search Securities from the Stockholders and Stockholder Affiliates to Search.

       b. Disgorgement of Profits. If, at any time or from time to time during the Standstill Period, any Stockholder or Stockholder Affiliate violates Section 2.a of this Standstill Agreement and acquires and then resells, exchanges or otherwise transfers such Search Securities, Search shall have the right to force the Stockholders and/or Stockholder Affiliates to promptly pay to Search in cash an amount of money equal to the greater of (i) the amount of money or other consideration received by the Stockholders and/or Stockholder Affiliates upon any such resale, exchange or other transfer of such Search Securities, and (ii) the market value of the Search Securities.

13. NOTICES. All notices given with regard to this Standstill Agreement shall be given in accordance with the terms of Section 24 of the Settlement Agreement.

14. PERMITTED COMMUNICATIONS. Notwithstanding any of the foregoing, the Stockholders may (i) file any documents required by the Securities and Exchange Commission, provided that the content of any document(s) so filed does not violate any of the other terms and conditions of this Standstill Agreement;
(ii) respond to any legal subpoena, after notice to Search immediately following service of such subpoena; and (iii) if so advised by counsel, the Stockholders may file the Settlement Documents with the Securities and Exchange Commission.

       IN WITNESS WHEREOF, the parties have executed this Standstill Agreement to be effective for all purposes as of the Effective Date.

       Executed to be effective as of the date above written.



                                         SEARCH CAPITAL GROUP, INC.  ("Search")


                                         By: /s/ ROBERT D. IDZI
                                            ------------------------------------
                                         Printed Name: Robert D. Idzi
                                                      --------------------------
                                         Title: Senior EVP & CPO
                                               ---------------------------------

                                         "STOCKHOLDERS"

                                         /s/ CRAIG HALL
                                         ---------------------------------------
                                         CRAIG HALL





Search-Hall Standstill Agreement       -7-

                                         PHOENIX/INWOOD CORP.


                                         By: /s/ LARRY LEVEY
                                            ------------------------------------
                                         Printed Name: Larry Levey
                                                      --------------------------
                                         Title: Vice President
                                               ---------------------------------


                                         HALL PHOENIX/INWOOD, LTD.

                                         By:  PHOENIX/INWOOD CORP.,
                                              GENERAL PARTNER


                                         By: /s/ LARRY LEVEY
                                            ------------------------------------
                                         Printed Name: Larry Levey
                                                      --------------------------
                                         Title: Vice President
                                               ---------------------------------


                                         HALL FINANCIAL GROUP, INC.


                                         By: /s/ LARRY LEVEY
                                            ------------------------------------
                                         Printed Name: Larry Levey
                                                      --------------------------
                                         Title: Vice President
                                               ---------------------------------


                                         /s/ LARRY LEVEY
                                         ---------------------------------------
                                         LARRY LEVEY





Search-Hall Standstill Agreement       -8-